UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported):  AUGUST 26, 2004
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                              KEY GOLD CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

             000-50660                                      98-0372619
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     (Commission File Number)                  (IRS Employer Identification No.)

   1942 BROADWAY, SUITE 504, BOULDER, COLORADO 80302          80302
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       (Address of Principal Executive Offices)             (Zip Code)

                                 (303) 323-1927
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))


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ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         On August 26, 2004, we issued and sold 370,370 shares of our common stock in a private transaction. The consideration paid for the shares was $1.35 per share, or an aggregate of $500,000. We also granted two-year warrants for the purchase of an additional 370,370 shares of our common stock at a price of $1.50 per share. In connection with the issuance and sale of the shares and the grant of the warrants, we entered into a registration rights agreement providing for piggy-back registration rights to the issuee. The securities were issued pursuant to certain exemptions from registration provided by (i) Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended, as this transaction did not involve a public offering of our securities and (ii) Regulation S, as the issuee of the securities is not a U.S. Person, as defined in Section 902(k) thereof.

ITEM 9.01(C)      EXHIBITS.

10.1 Form of Registration Rights Agreement between the Registrant and Canterbury Venture Holdings Limited, dated August 26, 2004.

10.2 Form of Common Stock Purchase Warrant in favor of Canterbury Venture Holdings Limited, dated August 26, 2004.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2004                         KEY GOLD CORPORATION


                                              By: /s/ John Anderson
                                                  --------------------------
                                                  John Anderson
                                                  Chief Executive Officer



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